Exhibit 10.8

Deed of Amendment

(Cattle Purchase and Sale Agreement)

JBS Australia Pty Limited

J&F Australia Pty Limited

Allens

Riverside Centre

123 Eagle Street

Brisbane QLD 4000

Tel +61 7 3334 3000

Fax +61 7 3334 3444

www.allens.com.au

© Copyright Allens, Australia 2014

Allens is an independent partnership operating in alliance with Linklaters LLP.

Deed of Amendment	Allens > < Linklaters

Table of Contents

1. Interpretation	1

2. Amendments	2

3. Remaining Provisions Unaffected	2

4. Governing Law and Jurisdiction	2

5. Counterparts	2

Page (i)

Deed of Amendment	Allens > < Linklaters

Date	10 November 2014

Parties

1.	JBS Australia Pty Limited (ACN 011 062 338) of 1 Lock Way, Riverview, Queensland (JBS)

2.	J&F Australia Pty Limited (ACN 150 917 285) of 1 Lock Way, Riverview, Queensland (J&F)

Recitals

A	The parties are parties to an agreement dated 14 June 2011 (as amended and restated on 21 January 2013) under which JBS agrees to purchase cattle from J&F and J&F agrees to sell cattle to JBS (the Principal Agreement).

B	The parties wish to amend the Principal Agreement in the manner set out in this Deed.

It is agreed as follows.

1.	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)	The singular includes the plural and the converse.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Agreement.

(f)	A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns.

(g)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(h)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

Deed of Amendment	Allens > < Linklaters

(i)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(j)	The meaning of terms is not limited by specific examples introduced by including, or for example, or similar expressions.

(k)	Unless otherwise set out in this Agreement, all references to time are to Brisbane time.

(l)	Nothing in this Agreement is to be interpreted against a party on the ground that the party put it forward.

2.	Amendments

With effect from the date of this Deed the Principal Agreement is amended as follows:

(a)	clause 4.1 is amended by replacing “May 30, 2016” with “December 31, 2019”.

3.	Remaining Provisions Unaffected

Except as specifically amended by this Deed, the provisions of the Principal Agreement remain in full force and effect.

4.	Governing Law and Jurisdiction

This Deed is governed by the laws of Queensland. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

5.	Counterparts

This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Deed of Amendment	Allens > < Linklaters

Executed and delivered as a Deed

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by JBS Australia Pty Limited (ACN 011 062 338):

/s/ Michael Doyle	/s/ Edison Alvares
Director Signature	Director/Secretary Signature

Print Name Michael Doyle	Print Name EDISON ALVARES
Director	DIRECTOR & SECRETARY

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by J&F Australia Pty Limited (ACN 150 917 285):

/s/ Michael Doyle	/s/ Edison Alvares
Director Signature	Director/Secretary Signature

Print Name Michael Doyle	Print Name EDISON ALVARES
Director	DIRECTOR & SECRETARY